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                                                                    Exhibit 23.2

After the two-for-three stock split discussed in Note 9(b) to FirePond, Inc.'s consolidated financial statements is effected, we expect to be in a position to render the following report.

                                        /s/ Arthur Andersen LLP


Boston, Massachusetts
December 21, 1999


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.



                                            /s/ Arthur Andersen LLP



Boston, Massachusetts
December 21, 1999